UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
October 10, 2006
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)		19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 10, 2006, Sovereign Bancorp, Inc. (“the “Company”) and Sovereign Bank (the “Bank”) entered into a Retirement-Resignation and Transition Agreement (the “Retirement-Resignation and Transition Agreement”) with Jay S. Sidhu, the Chairman of the Board, Chief Executive Officer and President of the Company and the Chairman of the Board and Chief Executive Officer of the Bank, in connection with Mr. Sidhu’s resignation and retirement from the Company and the Bank after over 20 years of continuous service. The resignation and retirement came in the face of a threatened termination by the Company without cause and was, therefore, viewed by the Board as an exercise by Mr. Sidhu of his right to resign for good reason. The Retirement-Resignation and Transition Agreement provides, among other things, that (i) Mr. Sidhu resigned as President and Chief Executive Officer and as an employee of the Company and Chief Executive Officer and as an employee of the Bank on October 10, 2006 (the “Effective Date”), (ii) Mr. Sidhu will continue to serve as Chairman, with Board related responsibilities, and as a director of each of the Company and the Bank until December 31, 2006, and (iii) Mr. Sidhu will provide consulting services as Special Advisor to the Company’s Board of Directors for a period of three (3) years from the Effective Date (the “Consulting Services”).
     Under the Retirement-Resignation and Transition Agreement, the Company has agreed to honor the 1997 Employment Agreement (as defined below) and Mr. Sidhu will receive (i) a lump-sum cash payment of approximately $10.5 million, representing the present value of payments due under his 1997 Employment Agreement (the “1997 Employment Agreement”), filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1997 and incorporated herein by reference, (ii) continuation, for 60 months from the Effective Date, of life, disability and medical insurance, also due under the 1997 Employment Agreement, and (iii) a lump-sum payment of $22,448,671 in cash, which represents the present value, computed using actuarial assumptions consistent with the supplemental retirement plans, of amounts earned by and due to Mr. Sidhu under the terms of the Company’s 1996 and 1997 supplemental retirement plans.
     Also, consistent with past practice with respect to senior executive officers who have resigned and retired, the Company agreed to accelerate, as of the Effective Date, the vesting of equity awards made as part of Mr. Sidhu’s annual compensation package from 2003 through February 2006 which equity awards would have otherwise terminated. These awards have a net value to Mr. Sidhu of about $9.0 million based on a price of $24.00 per share for the Company’s common stock. Mr. Sidhu will generally have the lesser of 24 months from the Effective Date or the grants original expiration date to exercise outstanding stock options. In addition, the Company made Mr. Sidhu a one-time special payment of $1.0 million. The one-time special payment and the acceleration of the vesting of the equity awards were approved by the Board of Directors in consideration for Mr. Sidhu’s resignation from the Boards of Directors of the Company, the Bank and Banco Santander Central Hispano, S.A. on December 31, 2006, an accord and satisfaction of the 1997 Employment

Agreement, delivery to the Company and the Bank of a release of claims and for a number of concessions and accommodations made by Mr. Sidhu.
     Mr. Sidhu will also receive payments of $40,000 per month for 36 months for providing the Consulting Services and director’s fees for the remainder of 2006. Mr. Sidhu is not entitled to any perquisites in connection with providing the Consulting Services or otherwise under the Retirement-Resignation and Transition Agreement.
     Under the Retirement-Resignation and Transition Agreement, Mr. Sidhu will forfeit approximately $640,000 in net value of existing unvested restricted stock awards, based on a $24.00 stock price.
     Mr. Sidhu is also covered under the Company’s deferred compensation plans, including the Company’s 1987 combined 401(k) retirement and ESOP plan applicable to all of the Company’s employees and the Company’s 1997 Bonus Recognition and Retention Program applicable to its senior executive officers. Under these plans, Mr. Sidhu is entitled to his earned and vested account balances which will be paid in accordance with the terms of such plans.
     A copy of the Retirement-Resignation and Transition Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Retirement-Resignation and Transition Agreement is qualified in its entirety by reference to Exhibit 10.1.
Item 1.02. Termination of a Material Definitive Agreement
     In connection with the Retirement-Resignation and Transition Agreement described in Item 1.01 above, the 1997 Employment Agreement terminated on October 10, 2006, except for the provisions of Sections 6(d), 8 and 9 which shall survive for the period commencing on the Effective Date and ending on the earlier of October 10, 2011 or the date of a Change in Control (as such term is defined in the Sovereign Bancorp Inc. 2004 Broad-Based Stock Incentive Plan) of the Company.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On October 10, 2006, the Board of the Directors of the Company accepted Mr. Sidhu’s resignation and retirement, effective immediately, as the Company’s Chief Executive Officer and President and his resignation and retirement, as a director and Chairman of the Board of the Company with an effective date of December 31, 2006. Mr. Sidhu has no disagreements with the Company of the type required to be reported under Item 5.02 of Form 8-K.
     On October 10, 2006, at a meeting of the Company’s Board of Directors, following Mr. Sidhu’s confirmation of his intention to retire and resign, the Board of Directors of the Company appointed Joseph P. Campanelli (age 50), who previously served as Vice Chairman of the Company, as President and Chief Executive Officer of the Company effective October 10, 2006. Mr. Campanelli will continue to be employed under his employment agreement, dated as of January 30, 2003, until modified or replaced. Mr. Campanelli’s employment agreement was filed with the Securities and Exchange Commission as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 which is incorporated herein by reference. Mr. Campanelli has been employed as an executive of the Company since 1997.
Item 8.01. Other Events.
     On October 10, 2006, the Board of Directors of the Company appointed P. Michael Ehlerman and Juan Rodriguez-Inciarte as co-lead directors of the Board of Directors.
     On October 10, 2006, the Board of Directors also formed an Executive Search Committee to conduct a search for Mr. Sidhu’s permanent replacement. The Executive Search Committee will be comprised of William J. Moran, Maria Fiorini Ramirez, Ralph V. Whitworth and Juan Rodriguez-Inciarte and will be coordinated and led by Mr. Rodriguez-Inciarte as Coordinator. Mr. Campanelli will be considered by the Executive Search Committee as Mr. Sidhu’s permanent replacement as part of the search process.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:
10.1	Retirement-Resignation and Transition Agreement, effective October 10, 2006, among Sovereign Bancorp, Inc., Sovereign Bank and Jay S. Sidhu.

99.1	Press Release, dated October 10, 2006, issued by Sovereign Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2006	SOVEREIGN BANCORP, INC.
	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX
10.1	Retirement-Resignation and Transition Agreement, effective October 10, 2006, among Sovereign Bancorp, Inc., Sovereign Bank and Jay S. Sidhu.

99.1	Press Release, dated October 10, 2006, issued by Sovereign Bancorp, Inc.